UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2010

WEST BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 22nd Street, West Des Moines, Iowa 50266
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 515-222-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 29, 2010, West Bancorporation, Inc. issued a press release announcing earnings for the first quarter of 2010.  The press release is filed as Exhibit 99.1.

Item 8.01 Other Events

On April 28, 2010, the Board of Directors of West Bank, a wholly-owned subsidiary of the Company, entered into a memorandum of understanding (“agreement”) with the Iowa Division of Banking and the Federal Deposit Insurance Corporation in response to concerns described in the January 25, 2010, Division of Banking examination report.  The Company understands that those concerns relate in significant part to the previously disclosed level of West Bank’s classified assets and its 2009 negative earnings performance.

A copy of the agreement is filed as Exhibit 99.2.

West Bank agrees with its regulators’ general concerns and has been aggressively working on solutions for more than a year.  The Company believes those efforts are producing positive results, as demonstrated by today’s report of first quarter 2010 results.  West Bank also accepts the regulators’ current concerns about possible risk scenarios in the general economy and, consequently, in the loan portfolio.

The Company believes West Bank can perform under the agreement without any substantial impact on its operations or material impact on its financial results.  For example, West Bank’s capital levels currently exceed the levels stated in the agreement.  West Bank is well-capitalized under all regulatory measures, and no change in that condition is anticipated.

West Bank pays dividends to the Company, which are used by the Company for its operating expenses, dividends on preferred stock and payment on trust preferred securities, and common stock dividends.  The agreement allows West Bank dividends to the Company for preferred stock dividends, trust preferred payments, and normal and ordinary Company expenses.  The agreement calls for prior regulatory approval of West Bank dividends intended to fund Company common stock dividends.  However, the Company is not currently considering paying common stock dividends until sustained and substantial profits are generated and nonperforming assets are substantially reduced and does not consider this term of the agreement to be an impediment for any currently planned actions.

The agreement requires West Bank to maintain its allowance for loan losses at a level commensurate with the volume and degree of risk inherent in the loan portfolio.  As stated in the Form 10-Q filed today, the Company believes West Bank is presently in compliance with this requirement.

The agreement requires a comprehensive written plan concerning future profitability.  West Bank is already implementing a specific profitability plan.  West Bank has also generated profits of $9,900,000 in the last three quarters and anticipates that trend of positive earnings will continue.

The Company believes that West Bank is either in compliance with the other requirements of the agreement or will become in compliance in the near future.

As indicated above, the Company agrees with the regulators that the level of West Bank classified assets must be decreased.  The Company also believes, however, that it is important to keep West Bank’s operations in context given the general financial difficulties experienced by most commercial community banks since 2006.  For comparative purposes, the following table shows certain asset quality and capital ratios of West Bank as of March 31, 2010, and December 31, 2009, and its national peer group, which consists of all banks with total assets between $1 billion and $3 billion, as of December 31, 2009.

			National
	West Bank	West Bank	Peer Group
	March 31, 2010	December 31, 2009	December 31, 2009
Asset Quality (lower ratios are better)
Texas ratio(1)	24.59%	25.54%	34.15%
Nonaccrual and 90 days past due loans as % of total loans	1.17%	1.33%	3.77	%*
Net charge-offs as % of average loans	0.08%	1.89%	1.51	%*

Capital (higher ratios are better)
Total risk-based capital ratio	14.45%	13.90%	12.56	%*
Tier 1 leverage ratio	8.77%	8.85%	8.36	%*

*Source:  FFIEC Uniform Bank Performance Report for December 31, 2009.

(1)  The Texas Ratio is nonperforming assets divided by the sum of tangible equity plus loan loss reserves and is calculated using data from FDIC Call Reports.

The total risk-based capital ratio and tier 1 leverage ratio are both regulatory measures.  The table shows West Bank’s capital ratios exceed the average of its peer group and its Texas ratio and percentage of nonaccrual and 90 days past due loans are better than the averages of its peer group.

In summary, the Company acknowledges that West Bank has experienced substantial negative developments during the last three fiscal years.  However, the Company believes West Bank is performing better than the average of its peers and is in a position to produce more positive developments in the future.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

Exhibits	Description
99.1	Press Release of West Bancorporation, Inc. dated April 29, 2010
99.2	Memorandum of Understanding

The information contained in this report may contain forward-looking statements about the Company’s growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratios.  Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements preceded by, followed by or that include the words “believes,” “expects,” “intends,” “should,” or “anticipates,” or similar references or references to estimates or predictions.  Such forward-looking statements are based upon certain underlying assumptions, risks, and uncertainties.  Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements and costs, including, but not limited to, actions of the Securities and Exchange Commission, the Unites States Department of the Treasury, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or the Iowa Division of Banking; changes in the Treasury’s Capital Purchase Program; and customers’ acceptance of the Company’s products and services.  The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

April 29, 2010	By:	/s/ Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of West Bancorporation, Inc. dated April 29, 2010
99.2	Memorandum of Understanding